Exhibit 99.1

THE GROWTH FOR GOOD ACQUISITION CORPORATION NAMES DANA BARSKY PRESIDENT AND BOARD MEMBER

Former Credit Suisse Global Head of Sustainable Finance Brings Over 20 Years of Experience Across Sustainability Strategies, Operations, Advisory and Investment

NEW YORK – January 3, 2022 – The Growth for Good Acquisition Corporation (Nasdaq: GFGDU) (“Growth for Good” or the “Company”), a newly formed and differentiated blank check company, today announced that it has appointed Dana Barsky as President, effectively immediately. Ms. Barsky, who formerly served as Global Head of Sustainable Finance at Credit Suisse, will also serve as a member of the Growth for Good Board of Directors (the “Board”).

Growth for Good was established for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities that have strong business fundamentals, high growth potential, and a mission of positively impacting the environment and society. It intends to focus on inclusive and environmentally sustainable companies where it believes its management team, board members and advisors have a competitive advantage based on their prior experiences and investments.

Yana Watson Kakar, Chief Executive Officer of Growth for Good, said, “Dana is a highly experienced, well-recognized sustainable finance executive with significant capital markets, operations, and investment expertise. We are pleased to welcome her to Growth for Good and look forward to leveraging her broad skillsets and deep relationships across the private and public sectors as we seek to identify companies positively impacting our world and poised for long-term growth.”

Ms. Barsky added, “I am thrilled to join the Growth for Good team, whose commitment to inclusion and sustainability aligns perfectly with my own. The market opportunity for sustainability and inclusivity has never been stronger, and yet many companies devoted to these principles still require the right capital to scale their initiatives. I am eager to work closely with management and the Board to change that paradigm by helping to finance businesses with missions that complement our global net zero ambitions.”

As Global Head of Sustainable Finance at Credit Suisse, Ms. Barsky worked with sustainable companies to finance their growth as well as with multinationals looking to transition to a lower carbon-intensive model. In this role, she also created the Credit Suisse sustainable activities framework that shaped the firm’s view on sustainability, and focused on bespoke capital market transactions, such as blue bonds and wildlife conservation. Previously, she served as Chief Operating Officer and Head of Sustainable Products and Partnerships for Credit Suisse’s Sustainability Strategy, Advisory and Finance Department, overseeing the group’s initiatives and developing sustainable investment products as well as promoting and financing projects that sought to close the funding gaps in the UN’s Sustainable Development Goals. She also worked with leading asset managers to bring third-party sustainable and impact funds to Credit Suisse’s private banking clients. Earlier in her career, Ms. Barsky assisted the founding partners of Sagent Advisors launch an M&A boutique, and also served as a Managing Director at Golden Seeds, an investment firm focused on opportunities for early-stage women-led businesses. Ms. Barsky graduated from The George Washington University and received her MBA with Distinction from Harvard Business School.

About The Growth for Good Acquisition Corporation

The Growth for Good Acquisition Corporation is a newly formed and differentiated blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. It intends to focus on inclusive and environmentally sustainable companies with strong business fundamentals and high growth potential, where it believes its management team, board members and advisors have a competitive advantage based on their prior experiences and investments. The Company is led by Ms. Yana Watson Kakar, Chief Executive Officer, a seasoned executive and recognized leader in sustainable and socially responsible business and the Global Managing Partner Emeritus of Dalberg Advisors. For additional information, please visit: https://g4ginvestment.com/.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to our business strategy, potential advantages and future plans. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Contacts:

Business

Courtney Lang Hutchison

VP, Investments

contact@g4ginvestment.com

Media

Amanda Shpiner

Gasthalter & Co.

as@gasthalter.com